Exhibit 10.1

October 10, 2024

Via Electronic Mail and Overnight Courier

Jet.AI Inc.
10845 Griffith Peak Dr.
Suite 200
Las Vegas, Nevada 89135
Attn:	Michael D. Winston, Executive Chairman and Interim Chief Executive Officer
George Murnane, Interim Chief Financial Officer

Re:	Jet.AI Inc. and Ionic Ventures LLC

Gentlemen:

As you know, Ionic Ventures, LLC (the “Investor,” “we,” or “us”) is an investor in Jet.AI Inc. (“you,” or the “Company”) through that certain securities purchase agreement, dated as of March 28, 2024 (the “Securities Purchase Agreement”), and the other Transaction Documents. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

On October 9, 2024, the Company filed an amendment to the registration statement on Form S-1 (File No. 333-281911) (the “S-1”) with the SEC for a best efforts offering of up to $16 million of its securities (the “Proposed Offering”). Per the S-1, the Proposed Offering includes securities that would violate certain restrictions on equity issuances pursuant to the Securities Purchase Agreement.

On August 15, 2024, the Company filed a registration statement on Form S-3 (File No. 333-281578), as amended on August 23, 2024, with the SEC in order to register up to $50 million of its securities.

You have advised us that you wish to consummate the proposed S-1 Offering and a registered direct offering, which does not qualify as a Variable Rate Transaction under the Securities Purchase Agreement (the “Proposed RD”), and wish for us to refrain from taking any action to protect our rights under the Securities Purchase Agreement. We are consenting to the Proposed Offering and the Proposed RD, only as described above, and agree not to take any action against the Company in connection with the Proposed Offering or Proposed RD, in all cases only as it relates to the 200 shares of Series B Convertible Preferred Stock that we hold as of the date hereof. In consideration for such consent, the Company has agreed to:

1.	No later than 1:30 p.m. (New York Time) on Thursday October 10, 2024, the Company will return a signed copy of this consent agreement.

2.	By October 10, 2024, the Company will file a Current Report on Form 8-K disclosing the terms of this consent agreement.

3.	Change the Conversion Measurement Period (as defined in the Certificate of Designation for the Series B Convertible Preferred Stock of the Company (the “CoD”)) for the 200 shares of Series B Convertible Preferred Stock that we hold as of the date hereof to begin on March 28, 2024 and to end in accordance with the CoD.

4.	The Company will, so long as one of the Proposed Offering or Proposed RD is consummated, promptly pay to the Investor or reimburse the Investor for all the actual and reasonable costs, fees and expenses of negotiation, preparation and execution of this consent, the review of the registration statement and related documents, including the reasonable fees, expenses and disbursements of counsel to the Investor in connection therewith.

This consent agreement shall be deemed a Transaction Document and is limited as written. As of the date first written above, each reference in the Securities Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Securities Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Securities Purchase Agreement as modified thereby, and this consent and the Securities Purchase Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this consent agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate the Investor to enter into or consider entering into any other waiver or modification of any Transaction Document.

This consent (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto, (c) may be modified, waived or assigned only in writing, and (d) is a negotiated document, entered into freely among the parties hereto upon advice of their own counsel, and it should not be construed against any of its drafters. The fact that any term or provision of this consent is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

[Signatures on Next Page]

INVESTOR:

IONIC VENTURES, LLC

By:	Ionic Management, LLC,
its Manager

By:	/s/ Brendan O’Neil
Name:	Brendan O’Neil
Title:	Manager

Acknowledged and Agreed:

COMPANY:

JET.AI INC.

By:	/s/ Michael Winston
Name:	Michael Winston
Title:	Interim Chief Executive Officer

[Signature Page to Consent]